EXHIBIT 16.2



              [LETTERHEAD OF RABER MATTUCK, CHARTERED ACCOUNTANTS]



December  21,  2001


United  States  Securities  and  Exchange  Commission
Division  of  Corporate  Finance
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

To  Whom  It  May  Concern:

We have read Item 8 of the annual report on Form 10-KSB for the year ended September 30, 2001, of Duro Enzyme Products Inc. (the "Company") and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the Company contained in the Form 10-KSB.

Very  truly  yours,


/s/  Raber  Mattuck

Raber  Mattuck,  Chartered  Accountants


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